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                                                                   EXHIBIT 10-AQ



                                FIRST AMENDMENT
                                       TO
                              FOXMEYER CORPORATION
                              AMENDED AND RESTATED
                           SUPPLEMENTAL SAVINGS PLAN


             WHEREAS, FoxMeyer Corporation ("FoxMeyer") previously adopted the FoxMeyer Corporation Amended and Restated Supplemental Savings Plan effective as of January 1, 1994 (the "Supplemental Plan");

             WHEREAS, Article 9.4 of the Supplemental Plan provides that FoxMeyer may amend the Supplemental Plan at any time;

             WHEREAS, on or about November 29, 1994, the Board of Directors of FoxMeyer adopted resolutions (a) appointing the Plan Committee established under the FoxMeyer Employees' Savings and Profit Sharing Plan (the "401(k) Plan") as the Plan Administrator to assist the Board in administering the Supplemental Plan and (b) authorizing Sandra K. Stevens, a member of the Plan Committee, to act on behalf of the Plan Committee; and


             WHEREAS, FoxMeyer and the Plan Committee have determined to amend the Supplemental Plan as provided in this amendment; NOW, THEREFORE, the Supplemental Plan is hereby amended as follows:

             1. Article 3.2(b) of the Supplemental Plan is deleted in its entirety and replaced by the following:


                   for all other employees who become Eligible Employees after the Effective Date, by filing a Contribution Agreement on or before the earlier of (a) the date set by the Plan Administrator for annual enrollment in the Plan (the "Annual Enrollment Date"), in which case they shall become Participants on January 1 of the next Plan Year or (b) the date the Employee becomes eligible for participation




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                   in the 401(k) Plan, in which case they shall become
                   Participants on such date.


             2. Article 6.2(c) of the Supplemental Plan is deleted in its entirety.

             IN WITNESS WHEREOF, FoxMeyer Corporation has executed this Amendment effective as of January 1, 1995.


                              FOXMEYER CORPORATION



                              By:     /s/ Sandra K. Stevens
                                      ---------------------------------
                              Name:   Sandra K. Stevens

                              Title:  Vice President - Human
                                      Resources and Administration
                                      and Authorized Officer of the
                                      Plan Committee